Exhibit 99.1

American Software Reports First Quarter of Fiscal Year 2023 Results

Solid Start to Fiscal 2023 Highlighted by Continued Strong Growth in Subscription Fees of 23% and Adjusted EBITDA Margin of 15%

ATLANTA--(BUSINESS WIRE)--August 24, 2022--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal year 2023.

Key First Quarter Financial Highlights:

  Subscription fees were $12.1 million for the quarter ended July 31, 2022, a 23% increase compared to $9.8 million for the same period last year, and software license revenues were $0.3 million compared to $0.5 million for the same period last year.
  Total revenues for the quarter ended July 31, 2022 increased 7% to $31.3 million, compared to $29.3 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.0 million or 67% of total revenues in the quarter ended July 31, 2022 compared to $19.3 million or 66% in the same period of the prior year.
  Maintenance revenues for the quarter ended July 31, 2022 decreased 6% to $8.9 million compared to $9.5 million for the same period last year reflecting the shift to cloud revenue as a client preference.
  Professional services and other revenues for the quarter ended July 31, 2022 increased 5% to $10.0 million compared to $9.5 million for the same period last year. For the Supply Chain business, professional services revenues for the quarter ended July 31, 2022 increased by 8% to $5.2 million when compared to $4.8 million in the same period prior year.
  Operating earnings for the quarter ended July 31, 2022 increased 44% to $2.6 million compared to $1.8 million for the same period last year.
  GAAP net earnings for the quarter ended July 31, 2022 decreased 28% to $2.1 million or $0.06 per fully diluted share compared to $2.9 million or $0.09 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2022, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, decreased 12% to $3.2 million or $0.09 per fully diluted share compared to $3.6 million or $0.11 per fully diluted share for the same period last year.
  EBITDA increased by 15% to $3.3 million for the quarter ended July 31, 2022 compared to $2.9 million for the same period last year.
  Adjusted EBITDA increased by 26% to $4.6 million for the quarter ended July 31, 2022 compared to $3.7 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock-based compensation expense.

Key First Quarter of Fiscal Year 2023 highlights:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: Acushnet Company, Color Image Apparel, Inc., Pharmacare Laboratories Pty Ltd, Polyair Pty Ltd, Radial Inc., Sears Manufacturing Co., and U.S. Autoforce, Inc.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following eight countries: Australia, Belgium, Brazil, Canada, Denmark, France, the United Kingdom, and the United States.

Company & Technology

  Logility announced it has signed a definitive agreement to acquire Starboard Solutions Corp., a Traverse City, Michigan based innovator of supply chain network design software. The integration of Starboard’s capabilities to create an interactive supply chain digital twin of the physical supply chain network into the Logility Digital Supply Chain Platform will offer supply chain leaders enhanced integrated business planning outcomes.
  Logility, Inc. and Demand Management, Inc., wholly owned subsidiaries of the Company, were recognized by Supply & Demand Chain Executive as recipients of the Top Supply Chain Projects Award 2022. This marks Logility’s nineteenth year and Demand Management’s tenth year of recognition. This annual award, formerly known as SDCE 100 Award, spotlights successful and innovative transformation projects that deliver bottom-line value to enterprises across a range of supply chain functions.
  Logility, Inc. and Demand Management, Inc., wholly owned subsidiaries of the Company, were also recognized as Top 100 Logistics IT Providers by Inbound Logistics. This is the 25th consecutive year Logility has been recognized, and the eleventh year of recognition for Demand Management. This annual award honors IT companies that support and enable logistics excellence.

The overall financial condition of the Company remains strong, with cash and investments of approximately $114.8 million. During the first quarter of fiscal year 2023, the Company paid shareholder dividends of approximately $3.7 million and purchased Starboard Solutions Corp., a supply chain network optimization solution for approximately $6.5 million.

Our fiscal year 2023 is off to a solid start, and we remain on track to deliver against our initial guidance for the year. Despite talk of recession and business uncertainty, our pipeline continues to increase, driven by the need for clients to holistically manage their supply chains in a sustainable and economically resilient way,” said Allan Dow, CEO and President of American Software. “In Q1, we also announced the acquisition of Starboard Solutions, expanding the scope of the Logility Digital Supply Chain Platform to include Network Design Optimization.”

“The integration of Starboard is ahead of plan, and we have already closed a couple of Network Design Optimization opportunities.” continued Dow.

Fiscal Year 2023 Financial Outlook

  Total revenues of $132.5 million to $135.0 million, including total recurring revenues of $86.5 million to $89.0 million.
  Adjusted EBITDA of $16.0 million to $18.0 million based on investments for growth and employee retention.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative technical platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Trident Seafoods Corporation, and WEG; our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense/(benefit) and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
Revenues:
Subscription fees	$12,062	$9,788	23%
License fees	320	492	(35%)
Professional services & other	10,009	9,529	5%
Maintenance	8,905	9,462	(6%)
Total Revenues	31,296	29,271	7%

Cost of Revenues:
Subscription services	3,618	3,224	12%
License fees	89	159	(44%)
Professional services & other	7,304	7,010	4%
Maintenance	1,573	1,974	(20%)
Total Cost of Revenues	12,584	12,367	2%
Gross Margin	18,712	16,904	11%

Operating Expenses:
Research and development	4,454	4,424	1%
Sales and marketing	5,912	6,120	(3%)
General and administrative	5,765	4,534	27%
Amortization of acquisition-related intangibles	24	53	(55%)

Total Operating Expenses	16,155	15,131	7%
Operating Earnings	2,557	1,773	44%
Interest Income & Other, Net	119	437	(73%)
Earnings Before Income Taxes	2,676	2,210	21%
Income Tax Expense/(Benefit)	543	(737)	nm
Net Earnings	$2,133	$2,947	(28%)
Earnings Per Common Share: (1)
Basic	$0.06	$0.09	(33%)
Diluted	$0.06	$0.09	(33%)

Weighted average number of common shares outstanding:
Basic	33,656	33,053
Diluted	34,007	33,946

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AMERICAN SOFTWARE, INC.
Non-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
Non-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$2,557	$1,773	44%
Amortization of acquisition-related intangibles	24	53	(55%)
Stock-based compensation	1,306	775	69%
Non-GAAP Operating Earnings:	3,887	2,601	49%

Non-GAAP Operating Earnings, as a % of revenue	12%	9%

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
Non-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,133	$2,947	(28%)
Income Tax Expense/(Benefit)	543	(737)	(174%)
Interest Income & Other, Net	(119)	(437)	(73%)
Amortization of intangibles	556	956	(42%)
Depreciation	212	174	22%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,325	2,903	15%

Stock-based compensation	1,306	775	69%
Adjusted EBITDA	$4,631	$3,678	26%

EBITDA, as a percentage of revenues	11%	10%

Adjusted EBITDA, as a percentage of revenues	15%	13%

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
Non-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,133	$2,947	(28%)
Amortization of acquisition-related intangibles (2)	19	42	(55%)
Stock-based compensation (2)	1,041	621	68%
Adjusted Net Earnings	$3,193	$3,610	(12%)

Adjusted non-GAAP diluted earnings per share	$0.09	$0.11	(18%)

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.06	$0.09	(33%)
Amortization of acquisition-related intangibles (2)	-	-	-
Stock-based compensation (2)	0.04	0.02	100%
Adjusted Net Earnings	0.10	$0.11	(9%)

	First Quarter Ended
	July 31,
	2022	2021	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$-	$-	-
Operating expenses	24	53	(55%)
Total amortization of acquisition-related intangibles	$24	$53	(55%)

Stock-based compensation
Cost of revenues	$41	$61	(33%)
Research and development	149	68	119%
Sales and marketing	218	143	52%
General and administrative	898	503	79%
Total stock-based compensation	$1,306	$775	69%
(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A and Class B shares under the two-class method are $0.06 and $0.09 for the three months ended July 31, 2022 and 2021, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three month period ended July 31, 2022 of 20.3%. Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three month period ended July 31, 2021 of 19.9%.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	July 31,	April 30,
	2022	2022

Cash and Cash Equivalents	$97,878	$110,690
Short-term Investments	16,954	16,826
Accounts Receivable:
Billed	20,556	20,619
Unbilled	2,901	2,989
Total Accounts Receivable, net	23,457	23,608
Prepaids & Other	5,566	5,067
Current Assets	143,855	156,191

PP&E, net	5,000	3,654
Capitalized Software, net	1,129	1,586
Goodwill	32,518	25,888
Other Intangibles, net	2,918	147
Deferred Sales Commissions - Non-current	1,871	2,050
Lease Right of Use Assets	782	935
Other Non-current Assets	2,185	2,384
Total Assets	$190,258	$192,835

Accounts Payable	$3,305	$2,506
Accrued Compensation and Related costs	2,804	6,918
Dividend Payable	3,706	3,700
Operating Lease Obligation - Current	481	541
Other Current Liabilities	4,142	1,871
Deferred Revenues - Current	38,298	41,953
Current Liabilities	52,736	57,489

Operating Lease Obligation - Non-current	356	461
Deferred Tax Liability - Non-current	846	1,772
Other Long-term Liabilities	3,139	137
Long-term Liabilities	4,341	2,370

Total Liabilities	57,077	59,859

Shareholders' Equity	133,181	132,976

Total Liabilities & Shareholders' Equity	$190,258	$192,835

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Three Months Ended
	July 31,
	2022	2021

Net cash (used in)/ provided by operating activities	$(1,515)	$3,034

Purchases of property and equipment, net of disposals	(1,572)	(302)
Purchase of business, net of cash acquired	(6,503)	-

Net cash used in investing activities	(8,075)	(302)

Dividends paid	(3,693)	(3,608)
Proceeds from exercise of stock options	471	4,072

Net cash (used in)/provided by financing activities	(3,222)	464

Net change in cash and cash equivalents	(12,812)	3,196
Cash and cash equivalents at beginning of period	110,690	88,658

Cash and cash equivalents at end of period	$97,878	$91,854

Contacts

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477